EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to Registration Statement on Form S-8 of Arena Resources, Inc. of our report dated March 14, 2006 with respect to the financial statements of Arena Resources, Inc. which appear in Arena Resources, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Hansen, Barnett & Maxwell

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 15, 2007